Exhibit 1.1

Execution Copy

INLAND REAL ESTATE CORPORATION

(a Maryland Corporation)

4,000,000 Shares of 6.95% Series B Cumulative Redeemable Preferred Stock

PURCHASE AGREEMENT

Dated: October 10, 2014

INLAND REAL ESTATE CORPORATION

(a Maryland Corporation)

4,000,000 Shares of 6.95% Series B Cumulative Redeemable Preferred Stock

(Liquidation Preference $25 Per Share)

(Par Value $0.01 Per Share)

PURCHASE AGREEMENT

October 10, 2014

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Inland Real Estate Corporation, a Maryland corporation (the “Company”), confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo is acting as representative (in such capacity, the “Representative”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of 6.95% Series B Cumulative Redeemable Preferred Stock (liquidation preference $25 per share), par value $0.01 per share, of the Company (the “Securities”) set forth in Schedule A hereto.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-181164) (the “Base Registration Statement”), including the related base prospectus, covering the registration of the offer and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), which shelf registration statement has been declared effective by the Commission.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  Any information included in such prospectus supplement that was omitted from the Base Registration Statement at the time it became effective but that is deemed to be part of and included therein pursuant to Rule 430B is referred to as “Rule 430B Information.”  The base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information, but including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of first use of such prospectus, is hereinafter collectively called a “preliminary prospectus.”  The Base Registration Statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein called the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations (“Rule 430B(f)(2)”)) of the Registration Statement with respect to the Underwriters and the Securities; and provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations relating to the Securities (the “Rule 462(b) Registration Statement”), then, after such filing, all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement.  The base prospectus and the final prospectus supplement, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is hereinafter collectively called the “Prospectus.”

Unless the context requires otherwise, all references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the General Disclosure Package (as defined below), any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to include all such documents, financial statements and schedules and other information that is incorporated by reference in, or otherwise deemed by the 1933 Act Regulations to be a part of or included in, the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus, as the case may be, at the time of execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package, any preliminary prospectus or the Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), that is incorporated by reference in, or otherwise deemed by the 1933 Act Regulations to be a part of or included in, the Registration Statement, the General Disclosure Package, such preliminary prospectus or the Prospectus, as the case may be, after the execution of this Agreement.

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, or any successor system (“EDGAR”).

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter (to the extent one or more covenants are included in a subsection of this Section 1 below), as follows:

(i)                                                     Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act in connection with the issuance of the Securities.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission for additional information.  The date of this Agreement is not more than three years subsequent to the initial effective date of the Base Registration Statement.

At the respective times the Base Registration Statement, any Rule 462(b) Registration Statement and any amendment thereto became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The Prospectus and each amendment or supplement thereto, if any, at the time the Prospectus or any such amendment or supplement is issued, at the Closing Time, complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) and, when read together with the other information in the Registration Statement, such preliminary prospectus or the Prospectus, (a) at the time the Base Registration Statement originally became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Securities and (c) at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the time of the filing of the Final Term Sheet (as defined in Section 3(a) hereof), the General Disclosure Package, when considered together with the Final Term Sheet, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 10:15 a.m. (Eastern time) on October 10, 2014 or such other time as agreed by the Company and the Representative.

“Statutory Prospectus” as of any time means the base prospectus and the preliminary  prospectus supplement (including any documents incorporated by reference therein) relating to the Securities that is included in the Registration Statement immediately prior to that time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the issuer notified or notifies the Representative as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

Each preliminary prospectus (including the base prospectus filed as part of the Base Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Base Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(ii)                                  Independent Accountants.  KPMG LLP, who has audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(iii)                               Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, are accurate in all material respects and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its consolidated Subsidiaries (defined below), at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  No other financial statements are required to be set forth in the Registration Statement, the General Disclosure Package or the Prospectus.  The selected financial data and the summary financial information included or incorporated by reference in the General Disclosure Package and the Prospectus present fairly the information shown therein and, where applicable, have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus.  No historical or pro forma financial statements or supporting schedules for the Company, any of its Subsidiaries or any other entity are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus is accurate, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(iv)                              No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries, considered as one enterprise, (C) except for regular monthly cash dividends on the Company’s common stock, par value $0.01 per share (the “Common Stock”) and the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25 per share), par value $0.01 per share (the “Series A Preferred Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (D) neither the Company nor any Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (E) there has not been any change in the capital stock, except for issuances of capital stock pursuant to the Company’s “at the market” offering, dividend reinvestment program and employee benefit plans existing on or prior to the date hereof, or long-term debt, other than the repayment of current maturities of long-term debt, of the Company or any of its Subsidiaries.

(v)                                 Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  Complete and correct copies of the charter and of the bylaws of the Company and all amendments thereto have been made available to the Representative and no changes thereto will be made subsequent to the date hereof and prior to the Closing Time.

(vi)                              Good Standing of Subsidiaries.  The subsidiaries listed on Exhibit 21.1 to the Company’s 10-K (the “Subsidiaries”) are all of the Company’s subsidiaries required to be so listed by Form 10-K.  Each Subsidiary has been duly organized and is validly existing as a limited partnership, trust, limited liability company or corporation, as the case may be, in good standing under the laws of the state of its formation or organization, has the partnership, trust, limited liability company or corporate power, as the case may be, and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign partnership, trust, limited liability company or corporation, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the issued and outstanding equity interests of each Subsidiary, have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(vii)                           Capitalization.  The authorized, issued and outstanding shares of Common Stock as of June 30, 2014 is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(viii)                        Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(ix)                              Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company, and will be registered pursuant to Section 12 of the 1934 Act.  At or prior to the Closing Time, the Company will have executed and filed articles supplementary (the “Series B Articles Supplementary”) to the Company’s charter with the SDAT establishing the terms of the Securities.  The Securities conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates for the Securities, if any, are in due and proper form; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.

(x)                                 Authorization of Common Stock Upon Conversion.  The shares of Common Stock issuable upon conversion of the Securities have been duly authorized and, when issued upon conversion of the Securities in accordance with the terms of the Series B Articles Supplementary, will be validly issued and fully paid and non-assessable free and clear of any pledge, lien, encumbrance, security interest or other claim created by the Company. The Company has duly and validly reserved such shares of Common Stock for issuance upon conversion of the Securities.  The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates, if any, for such shares of Common Stock issuable upon conversion of the Securities are in due and proper form; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.

(xi)                              Absence of Defaults and Conflicts.  None of the Company or any of its Subsidiaries is in violation of its charter, bylaws or similar organizational documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and its Subsidiaries with their respective obligations hereunder have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational documents of the Company or any Subsidiary, except to the extent that such action results in any Person Beneficially Owning shares of Equity Stock in excess of the Ownership Limit (as each of those terms is used in the Company’s charter) and in relation to which the Company has issued a waiver of such Ownership Limit, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(xii)                           Absence of Labor Dispute.  (A) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and (B) the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in the case of (A) or (B), would reasonably be expected to result in a Material Adverse Effect.

(xiii)                        Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, singularly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which, singularly or in the aggregate, would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; each pending legal or governmental proceeding to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which is not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect if such claims were determined adversely to the Company or any of its Subsidiaries.

(xiv)                       Accuracy of Descriptions.  The descriptions in the Registration Statement, the General Disclosure Package, the Prospectus or the documents incorporated by reference therein, if any, of affiliate transactions, contracts required to be described therein and other legal documents are true and correct in all material respects, and there are no affiliate transactions, contracts or other documents of a character required to be described in the Registration Statement, the General Disclosure Package and the Prospectus, if any, or to be filed as exhibits to the Registration Statement which are not described or filed as required.  All agreements between the Company and any other party expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus are, or will be at the Closing Time, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(xv)                          Possession of Intellectual Property.  Each of the Company and its Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and none of the Company or any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xvi)                       Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except for (A) the filing of the Series B Articles Supplementary, (B) the filing of a registration statement on Form 8-A with respect to the Securities with the Commission, (C) the approval of the listing of the Securities by the New York Stock Exchange and (D) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xvii)                    Absence of Manipulation.  None of the Company or any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xviii)                 Possession of Licenses and Permits.  Each of the Company and its Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies currently necessary to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Governmental Licenses”), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; each of the Company and its Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and none of the Company or its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xix)                       Title to Property.  The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in Registration Statement, the General Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, and none of the Company or any Subsidiary has any notice of any claims that have been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect if such claims were determined adversely to the Company or any of its Subsidiaries.

(xx)                          Investment Company Act.  The Company is not, and the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not cause it to be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxi)                       Compliance with and Liability under Environmental Laws.  The Company or its Subsidiaries have received and reviewed environmental reports on all real property owned by them.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus:  (i) the Company is in compliance with, and none of the Company or any of its Subsidiaries has any liability with respect to the real property owned by the Company and its Subsidiaries under, applicable Environmental Laws (as defined below) except for such non-compliance or liability that would not reasonably be expected to result in a Material Adverse Effect; (ii) none of the Company or any of its Subsidiaries has at any time released (as such term is defined in Section 101 (22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”)) or otherwise disposed of or handled, Hazardous Materials (as defined below) on, to or from any real property owned by the Company and its Subsidiaries, except for such releases, disposals and handlings as would not reasonably be expected to result in a Material Adverse Effect; (iii) none of the Company or any of its Subsidiaries knows of any seepage, leak, discharge, release, emission, spill or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to any real property owned by the Company and its Subsidiaries, other than such matters as would not reasonably be expected to result in a Material Adverse Effect; (iv) none of the Company or any of its Subsidiaries has received any written notice of a claim (or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would be reasonably likely to give rise to a claim) under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to any real property owned by the Company and its Subsidiaries or arising out of the conduct of the business of the Company or any of its Subsidiaries at the real property owned by the Company and its Subsidiaries, except for such claims that would not reasonably be expected to result in a Material Adverse Effect or that would not be required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus; (v) none of the real property owned by the Company and its Subsidiaries is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Law, other than such inclusions or proposed inclusions as would not reasonably be expected to result in a Material Adverse Effect; and (vi) there are no pending administrative, regulatory or judicial actions, suits, demands, claims, notices of noncompliance or violation, investigations or proceedings relating to any applicable Environmental Laws against the Company, any of its Subsidiaries or the real property owned by the Company and its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect.  As used herein, “Hazardous Material” shall include any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, mold and any hazardous material as defined by or regulated under any Environmental Law, including without limitation, petroleum or petroleum products and asbestos-containing materials.  As used herein, “Environmental Law” (individually, an “Environmental

Law” and, collectively, “Environmental Laws”) shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation, or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes have been amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(xxii)                    Condition of Properties.  The Company or its Subsidiaries has received and reviewed property condition reports on all real property owned by the Company and its Subsidiaries.  Except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus:  (i) none of the real property owned by the Company and its Subsidiaries is in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (ii) none of the Company or any of its Subsidiaries has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any real property owned by the Company and its Subsidiaries that would, singly or in the aggregate, have a Material Adverse Effect; (iii) there does not exist any violation of any declaration of covenants, conditions and restrictions with respect to any real property owned by the Company and its Subsidiaries that would, singly or in the aggregate, have a Material Adverse Effect, or any facts or circumstances or condition or event of which the Company knows or should know that could, with the giving of notice or passage of time, or both, constitute such a violation; and (iv) the developments or improvements comprising any portion of real property owned by the Company and its Subsidiaries (the “Developments and Improvements”) are free of any physical, mechanical, structural, design or construction defects that would, singly or in the aggregate, have a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Developments and Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order, reasonable wear and tear and need for routine repair and maintenance excepted, and are free of defects, except for such failures and defects that would not, singly or in the aggregate, have a Material Adverse Effect.

(xxiii)                 Access and Utilities.  All of the real property owned by the Company and its Subsidiaries has rights of access to public ways and is served by electric, water, sewer, sanitary sewer and storm drain facilities adequate to service real property owned by the Company and its Subsidiaries for its use as described in the Registration Statement, General Disclosure Package and the Prospectus.

(xxiv)                No Condemnation.  No condemnation or other proceeding has been commenced that has not been completed, and, to the Company’s knowledge, no such proceeding is threatened, with respect to all or any portion of the real property owned by the Company and its Subsidiaries or for the relocation away from any such property of any roadway providing access to such property or any portion thereof, except for such proceedings that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect if determined adversely to the Company or its Subsidiaries.

(xxv)                   Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxvi)                Accounting Controls and Disclosure Controls.  Each of the Company and its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) material information relating to the Company and its subsidiaries is made known to the Company by its officers and employees.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.  The Company and its consolidated Subsidiaries maintain disclosure controls and procedures that are effective to perform the functions for which they were established and are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.  The Company’s internal control over financial reporting and disclosure controls and procedures were effective as of the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxvii)             Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications applicable to the Company.

(xxviii)          Tax Returns and Payment of Taxes.  All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided and will be maintained except in any case in which the failure to so file tax returns or pay such taxes would not result in a Material Adverse Effect.  Each of the Company and its Subsidiaries has filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and will be maintained and except insofar as the failure to pay such taxes and assessments would not result in a Material Adverse Effect.  All such returns, if any, are true, correct and complete in all material respects and were prepared in compliance with applicable law.

(xxix)                Insurance.  Each of the Company and its Subsidiaries carries or is entitled to the benefits of insurance, with, to the best of the Company’s knowledge, financially sound and reputable insurers, in such amounts and covering such risks as the Company believes is generally maintained by similarly situated companies engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  None of the Company or any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxx)                   Statistical and Market-Related Data.  The statistical and market-related data included or incorporated by reference the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxxi)                REIT Qualification.  Commencing with its taxable year ended December 31, 1995, the Company has been, and upon the sale of the Securities, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xxxii)             Foreign Corrupt Practices Act.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by any of such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii)          Money Laundering Laws.  The operations of the Company have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the

Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv)         OFAC.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary or joint venture partner of the Company or any Subsidiary or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxv)                              Listing of Securities.  The Company has applied to have the Securities listed on the New York Stock Exchange.

(xxxvi)                           Finder’s Fees.  The Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(xxxvii)                        Certain Relationships.  The Company has not, directly or indirectly, including through any Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of its Subsidiaries, or to or for any family member or affiliate of any director or executive officer of the Company or any Subsidiary.

(xxxviii)                     Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) is not aware of any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(b)                                 Officers’ Certificates.  Any certificate signed by any officer of the Company delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.                            Sale and Delivery to Underwriters; Closing.

(a)                                 Agreement to Purchase.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the price per share set forth in the Final Term Sheet (as defined below), the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as Wells Fargo in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                                 Payment.  Payment of the purchase price for, and delivery of the Securities shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 a.m. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the

Representative and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available federal (same day) funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized Wells Fargo, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.  Wells Fargo, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)                                  Denominations; Registration.  Certificates for the Securities shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time.  The certificates for the Securities will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 a.m. (Eastern time) on the business day prior to the Closing Time.

SECTION 3.                            Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  Prior to completion of the offering and sale of the Securities, the Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  Prior to completion of the offering and sale of the Securities, the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.  The Company will prepare a final term sheet substantially in the form set forth as an attachment to Schedule B hereto (the “Final Term Sheet”) reflecting the final terms of the Securities, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Underwriters with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriters or counsel to the Underwriters shall reasonably object.

(b)                                 Filing of Amendments and Exchange Act Documents.  The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to any preliminary prospectus (including the prospectus included in the Base Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters reasonably shall object.  The Company has given the Representative notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the execution of this Agreement; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time, and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative and counsel for the Underwriters, upon their reasonable request, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered (or but for the exception afforded by Rule 172 would be required to be delivered) under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required (or but for the exception afforded by Rule 172 would be required) by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to make the Registration

Statement or the Prospectus comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)                                   Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to qualify the Securities in any foreign jurisdiction other than the United Kingdom and the European Economic Area.

(g)                                  Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i)                                     Listing.  The Company will use its reasonable best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange within the time period specified in the Prospectus.

(j)                                    Books and Records; Accounting Controls and Disclosure Controls.  Each of the Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and will maintain a system of internal accounting controls sufficient to provide reasonable assurances that:  (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) material information relating to the Company and its subsidiaries is made known to the Company by its officers and employees.

The Company and its subsidiaries will employ disclosure controls and procedures that are effective to perform the functions for which they were established and designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(k)                                 REIT Qualification.  The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company and its stockholders to remain so qualified.

(l)                                     Compliance with the Sarbanes Oxley Act.  The Company will take all necessary actions to comply with the provisions of the Sarbanes Oxley Act.

(m)                             Restriction on Sale of Securities.  During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any shares of Securities, or any securities convertible into or exercisable or exchangeable for or repayable with shares of the Securities, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of shares of Securities, or other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Securities issued pursuant to the Company’s 2005 Equity Award Plan, or dividend reinvestment plan, in each case, as described in the Registration Statement, the General Disclosure Package and the Prospectus and (C)  any shares of Securities issued in connection with the acquisition of property or assets or upon conversion of securities issued in connection with the acquisition of any property or assets, provided the recipient thereof agrees in writing to be bound by the restrictions set forth in this Section 3(m).  Notwithstanding the foregoing, if (1) during the last 17 days of the 30-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 30-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 30-day restricted period, the restrictions imposed in this clause (m) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waive in writing, such extension.  The Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the restricted periods.

(n)                                 Reporting Requirements.  The Company, during the period when a prospectus is required (or but for the exception in Rule 172 would be required) to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(o)                                 Issuer Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Final Term Sheet in accordance with Section 3(b), the Underwriters are authorized to use the information with respect to the final terms of the Securities in communications conveying information relating to the offering to investors.  Any such free writing prospectus consented to by the Company and the Representative, which includes the Final Term Sheet, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The

Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(p)                           Filing of Series B Articles Supplementary.  The Company will use its best efforts to file the Series B Articles Supplementary with the SDAT prior to the Closing Time.

(q)                           Reservation of Common Stock.  The Company will reserve the maximum number of shares of Common Stock issuable upon conversion of the Securities until such time as such shares of Common Stock have been issued or the Securities have been redeemed.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (xi) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Representative caused by a breach of the representation contained in the third paragraph of Section 1(a)(i).

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.                            Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  Each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430B.

(b)           Opinion of Counsel for the Company.  At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Proskauer Rose LLP and Venable LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A and B hereto.

(c)           Opinion of Counsel for the Underwriters.  At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representative shall reasonably request.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative.

(d)           Company Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such executive officer’s knowledge, contemplated by the Commission.

(e)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)            Bring-down Comfort Letter.  At the Closing Time, the Representative shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified cut-off date for the procedures referred to shall be a date not more than three business days prior to the Closing Time.

(g)         Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(h)         No Objection.  In the event any FINRA filing is necessary, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i)            Additional Documents.  At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(j)            Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 18 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)           Indemnification of Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating,

preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).

(b)           Indemnification of the Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein.  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the fifth paragraph and the fourth sentence of the tenth paragraph (regarding market making activities) under the caption “Underwriting” in the Prospectus.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.         Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.         Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.         Termination of Agreement.

(a)           Termination; General.  This Agreement may be terminated by the Representative, by notice to the Company, at any time at or prior to the Closing Time, (i) if in the sole judgment of the Representative there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 18 shall survive such termination and remain in full force and effect.

SECTION 10.       Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative have not completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) the Representative or (ii) the Company shall have the right to postpone the Closing Time, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.       Default by the Company.  If the Company shall fail at the Closing Time to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8 and 18 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.       Tax Disclosure.  Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 13.       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to: Wells Fargo Securities, LLC at 550 South Tryon Street, Charlotte, North Carolina 28202, to the attention of Transaction Management, facsimile (704) 410-0326.  Notices to the Company shall be directed to Mr. Mark Zalatoris, President and Chief Executive Officer, Inland Real Estate Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, facsimile (630) 218-7357.

SECTION 14.       No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company on the one hand and the several Underwriters on the other hand; (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its stockholders, creditors, employees or any other party; (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.       Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 16.       Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.       Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18.       GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 19.       TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21.       Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

INLAND REAL ESTATE CORPORATION

		By:	/s/ Mark Zalatoris
Name: Mark Zalatoris
Title: President & Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Authorized Signatory

For itself and as Representative of the other Underwriters named in Schedule A hereto.

Purchase Agreement Signature Page

SCHEDULE A

Name of Underwriter	Number of Securities

Wells Fargo Securities, LLC	2,956,522
BMO Capital Markets Corp.	1,043,478
Total	4,000,000

Sch A-1

SCHEDULE B

SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS

Final Term Sheet (attached hereto)

Sch B-1

Dated October 10, 2014

Filed Pursuant to Rule 433

Registration Statement No. 333-181164

Relating to Preliminary Prospectus Supplement

Dated October 9, 2014 to Prospectus Dated October 12, 2012

INLAND REAL ESTATE CORPORATION

6.95% Series B Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

FINAL PRICING TERMS

Issuer:	Inland Real Estate Corporation

Title of Shares:	6.95% Series B Cumulative Redeemable Preferred Stock

Number of Shares:	4,000,000 shares

Overallotment Option:	None.

Maturity:

Perpetual (unless redeemed by the Issuer on or after October 16, 2019 or redeemed by the Issuer pursuant to its special optional redemption right or converted by an investor in connection with certain changes of control)

Trade Date:	October 10, 2014

Settlement Date:	October 16, 2014 (T+3)

Dividend Rate:	6.95% per annum of the $25.00 per share liquidation preference (equivalent to approximately $1.7375 per annum per share)

Dividend Payment Dates:

Dividends on the Series B Preferred Stock are payable monthly in equal amounts in arrears on the 15th day of each month. Dividends accumulate on a daily basis and are cumulative from, and including, the immediately preceding dividend payment date, to, but not including, the next succeeding dividend payment date or redemption date, as applicable. The first dividend payment date for the shares of Series B Preferred Stock sold in this offering will be November 17, 2014 because November 15, 2014 is a Saturday, and the dividend payable on that date will be in the amount of $0.139965278 per share. The dividend payable on November 17, 2014 will be paid to the persons who are the holders of record of the Series B Preferred Stock at the close of business on the corresponding record date, which will be November 3, 2014 because November 1, 2014 is a Saturday.

Optional Redemption:

The Issuer may not redeem the shares of Series B Preferred Stock prior to October 16, 2019, except as described below under ‘‘Special Optional Redemption’’ and in limited circumstances relating to the Issuer’s continuing qualification as a REIT. On and after October 16, 2019, upon no fewer than 30 days’ nor more than 60 days’ written notice, the Issuer may, at its option, redeem the shares of Series B Preferred

Stock, for cash, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.

Special Optional Redemption:

Upon the occurrence of a Change of Control (as defined below), the Issuer may, at its option, redeem the shares of Series B Preferred Stock, for cash, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of redemption with respect to shares of the Series B Preferred Stock (whether pursuant to its optional redemption right or its special optional redemption right), the holders of such shares of Series B Preferred Stock will not have the conversion right described below under ‘‘— Conversion Rights.’’

A ‘‘Change of Control’’ is when, after the first date of issuance of any shares of Series B Preferred Stock, the following have occurred and are continuing:

•                  the acquisition by any person, including any syndicate or group deemed to be a ‘‘person’’ under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Issuer entitling that person to exercise more than 50% of the total voting power of all shares of the Issuer entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•                  following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or their equivalent, including ADRs representing such securities) listed on the NYSE, the NYSE MKT LLC or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT LLC or NASDAQ.

Conversion Rights:

Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides notice of the Issuer’s election to redeem shares of Series B Preferred Stock) to convert some or all of the shares of Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of the Issuer’s common stock per share of Series B Preferred Stock to be converted equal to the lesser of:

•                  the quotient obtained by dividing (i) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series B Preferred Stock dividend payment and prior to the corresponding Series B Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

• 4.9505 (the Share Cap), subject to certain adjustments

subject, in each case, to provisions for the receipt of alternative consideration as described in the prospectus supplement under ‘‘Description of the Series B Preferred Stock — Conversion Rights.’’

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of the Issuer’s common stock (or the equivalent of any alternative consideration, as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 19,802,000 shares of the Issuer’s common stock (or the equivalent of any alternative consideration, as applicable) (the ‘‘Exchange Cap’’). The Exchange Cap (i) shall be increased on a pro rata basis with respect to any additional shares of Series B Preferred Stock designated and authorized for issuance pursuant to any subsequent articles supplementary and (ii) is subject to pro rata adjustments for any Stock Splits on the same basis as the corresponding adjustment to the Share Cap. If the Common Stock Price is less than $5.05 (which is approximately 50% of the per-share closing sale price of the Issuer’s common stock on October 9, 2014), subject to adjustment, holders of the Series B Preferred Stock will receive a maximum of 4.9505 shares of the Issuer’s common stock per share of Series B Preferred Stock, which may result in a holder’s receiving value that is less than the liquidation preference of the Series B Preferred Stock.

If the Issuer has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right on and after October 16, 2019, holders of Series B Preferred Stock will not have any right to convert shares of Series B Preferred Stock in connection with the Change of Control Conversion Right and any shares of Series B Preferred Stock subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of ‘‘Change of Control Conversion Right,’’ ‘‘Change of Control Conversion Date’’ and ‘‘Common Stock Price’’ and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see ‘‘Description of the Series B Preferred Stock — Conversion Rights’’ in the prospectus supplement.

Except as provided above in connection with a Change of Control, the shares of Series B Preferred Stock are not convertible into or exchangeable for any other securities or property.

Transfer Agent, Registrar and Dividend Paying Agent:	Registrar & Transfer Company

Yield:	6.95%

Public Offering Price:	$25.00 per share

Purchase Price by Underwriters:	$24.2125 per share

Net Proceeds (before expenses) to Issuer:	Approximately $96,850,000

Listing / Symbol:	NYSE / “IRCPrB”

CUSIP / ISIN:	457461 507 / US4574615070

Sole Book-Running Manager:	Wells Fargo Securities, LLC

Co-Manager:	BMO Capital Markets Corp.

The Issuer has filed a registration statement (including a prospectus dated October 12, 2012 and a preliminary prospectus supplement dated October 9, 2014) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the related preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Wells Fargo Securities, LLC toll-free at 1-800-326-5897.

Exhibit A

FORM OF OPINION OF PROSKAUER ROSE LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.              The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Illinois and in each other jurisdiction listed on Schedule A attached hereto.

2.              Compliance by the Company with all of the provisions of the Purchase Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not: (i) constitute a violation of, or a breach or default under, or result in the imposition of a lien or security interest under, the terms of any Applicable Contract; or (ii) violate, or result in any contravention of, any Applicable Law.  We do not express any opinion, however, with respect to any matters that require us to perform a mathematical calculation or make a financial or accounting determination.

3.              No Governmental Approval is required for the consummation by the Company of the transactions contemplated by the Purchase Agreement or in connection with the issuance and sale of the Securities, except as required under the Securities Act, applicable state securities or blue sky laws and from Financial Industry Regulatory Authority and except in any case where the failure to obtain such Governmental Approval would not have a Material Adverse Effect.

4.              The Registration Statement has been declared effective by the Commission under the Securities Act.  We have no knowledge of any stop order suspending the effectiveness of the Registration Statement that has been issued under the Securities Act or of any proceedings for such purpose that have been instituted or are pending or threatened by the Commission.

5.              The Registration Statement, as of its original effective date, the Prospectus, as of the date it was filed with the Commission, and the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, on the respective dates they were filed with the Commission (or, if amended or supplemented, on the date of the filing of the last amendment or supplement), in each case on its face (other than the financial statements and supporting schedules included in, or excluded from, or in exhibits to, the Registration Statement, the General Disclosure Package or the Prospectus, or any documents incorporated by reference in any of them, as to which in each case no opinion need be rendered), complied as to form in all material respects with the applicable requirements of the Securities Act and the 1934 Act.

6.              The Company is not, and after giving effect to the offering and sale of the Securities, will not be, subject to registration as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

7.              Except for legal or governmental proceedings described or set forth in the Prospectus, we have no knowledge of any legal or governmental proceedings pending or threatened (i) against the Company or any of its Subsidiaries or (ii) which has as the subject thereof property owned by the Company or any of its Subsidiaries where any such proceeding, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

8.              Commencing with the Company’s taxable year ending December 31, 1995, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company’s actual method of operation through the date hereof has enabled it to meet, and assuming the Company’s election to be treated as a REIT is not either revoked or intentionally terminated, the Company’s proposed method of operation will enable it to continue to meet, the requirements for qualification and taxation as a REIT under the Code.

Exh. A-1

9.              The discussion in the Statutory Prospectus under the captions “Material United States Federal Income Tax Considerations” and “Supplemental Federal Income Tax Consequences” to the extent it constitutes matters of law, summaries of legal matters or legal conclusions, is a fair and accurate summary of the U.S. federal income tax considerations that are likely to be material to a holder of the Company’s Stock.

Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package and the Prospectus, based on our examination of the Registration Statement, the General Disclosure Package and the Prospectus, our services provided in connection with the preparation of the Registration Statement, the General Disclosure Package and the Prospectus and our participation in conferences variously with the officers and other representatives of the Company, representatives of the registered public accounting firm for the Company, the Underwriters and Sidley Austin LLP at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed, nothing has come to our attention that has led us to believe that (i) the Registration Statement, as of the “new effective date” with respect to the Underwriters and the Securities pursuant to, and within the meaning of, Rule 430B(f)(2) under the Securities Act arising from the filing of the Prospectus with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, at the Applicable Time, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, or as of the date of this opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (it being understood that we need express no belief or opinion as to the financial statements or schedules or other financial data derived therefrom, included or incorporated by reference in, or excluded from, the Registration Statement, the General Disclosure Package, the Prospectus, or any amendments or supplements thereto).

SCHEDULE A

The Company is duly qualified as a foreign corporation to transact business and is in good standing in the following jurisdictions:

Illinois

Indiana

Kentucky

Minnesota

Nebraska

Ohio

Wisconsin

Exh. A-2

Exhibit B

FORM OF OPINION OF VENABLE LLP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

1.              The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (“SDAT”).

2.              The Company has the corporate power (a) to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “About Us” and “Summary—The Company”, and in the 10-K, dated December 31, 2013, under the captions “Item 1.  Business”, “Item 2.  Properties” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in the Form 10-Q for the three months ended March 31, 2014 under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Form 10-Q for the three months ended June 30, 2014 under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (b) to execute, deliver and perform its obligations under the Purchase Agreement, including the issuance, sale and delivery of the Securities.

3.              The Company has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation by it of the transactions contemplated by, the Purchase Agreement.

4.              The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock.”  The outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable.

5.              The issuance of the Securities has been duly authorized and, when issued by the Company against payment of the consideration set forth in the Purchase Agreement, the Securities will be validly issued, fully paid and nonassessable and free and clear of any liens, charges, encumbrances and security interests arising under the Maryland General Corporation Law (“MGCL”).  The issuance of the Securities is not subject to any preemptive or similar rights arising by operation of the MGCL, the Charter or the Bylaws, and no holder of the Securities is or will be subject to personal liability solely as a result of his, her or its status as a stockholder of the Company.

6.              The Articles Supplementary have been filed with and accepted for record by the SDAT.  The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Securities are as set forth in the Articles Supplementary, and such terms do not conflict with or violate the MGCL, the Charter or the Bylaws.

7.              The capital stock of the Company, including the Securities, conforms to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of Capital Stock” and “Description of the Series B Preferred Stock.”

8.              The shares of Common Stock issuable upon conversion of the Securities (the “Shares”) have been duly authorized for issuance and, when issued upon such conversion in accordance with the terms

Exh. B-1

of the Securities and the Charter, will be validly issued, fully paid and nonassessable and are not subject to preemptive rights to purchase or subscribe for shares of Common Stock of the Company arising under the MGCL, the Charter or the Bylaws in connection with the issuance of the Shares, and no personal liability will attach under the laws of the State of Maryland to holders of the Shares for any debt or obligation of the Company solely as a result of their status as stockholders of the Company.

9.              No consent, approval, authorization, registration or order of, or qualification with, any Maryland governmental authority or agency having jurisdiction over the Company (other than any Maryland governmental authority or agency dealing with securities laws of the State of Maryland, as to which no opinion is hereby expressed) which has not been obtained is required for the Company’s execution or delivery of, or performance of its obligations under, the Purchase Agreement or the consummation of the transactions contemplated thereby, including the issuance, sale and delivery of the Securities.

10.       The compliance by the Company with the Purchase Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance, sale and delivery of the Securities, do not conflict with or violate the Charter, the Bylaws or the MGCL.

11.       The information in the General Disclosure Package and the Prospectus under the captions “Risk Factors—As a holder of the Series B Preferred Stock, you have extremely limited voting rights” and “Risk Factors—The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of our Series B Preferred Stock may make it more difficult for a party to take over our company or discourage a party from taking over our company” and in the Registration Statement under Item 15, insofar as such information purports to summarize the Charter, the Bylaws or the MGCL, is accurate in all material respects.

12.       The statements in the General Disclosure Package and the Prospectus under the captions “Description of the Series B Preferred Stock” and “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities, are an accurate summary in all material respects.

Exh. B-2